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                                                                   EXHIBIT 10.3



                              EMPLOYMENT CONTRACT


                        CANDLEWOOD HOTEL COMPANY, INC.,
                             a Delaware corporation


         THIS EMPLOYMENT CONTRACT ("Contract") is executed on September 1, 1996, by and between CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation ("Company"), and Jack P. DeBoer ("Employee").


1. EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth below.


2.       TERM AND RENEWAL

         2.1 Term. The term of this Contract shall be deemed to have commenced on the date of this Contract (the "Effective Date"), and shall continue for three (3) years from the Effective Date (the "Original Employment Term"), on the terms and conditions set forth below, unless sooner terminated as provided in Section 5.

         2.2 Extension. Following the expiration of the Original Employment Term and provided that this Contract has not been terminated pursuant to Section 5, and every year thereafter, the Contract shall be automatically renewed for an additional 12-month period, effective on each anniversary date of the Effective Date.


3.       COMPENSATION

         3.1 Base Compensation. For the services to be rendered by Employee under this Contract, Employee shall be entitled to receive, commencing as of the Effective Date, an initial annual base compensation ("Base Compensation") of $96,000 payable monthly. This base compensation shall be reviewed prior to January 1, 1997 and thereafter reviewed and adjusted annually as determined by the Compensation Committee of the Board of Directors (the "Board"), but in no event will the annual Base Compensation be less than the initial amount set forth above.

         3.2     Insurance Benefits.

                 (a) The Company shall provide to Employee, his spouse and children, at its sole cost, such health, dental and optical insurance as the Company may from time to time make available to its other executive employees.

                 (b) The Company shall provide Employee such disability and/or life insurance as the Company in its sole discretion may from time to time make available to its other executive employees.
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         3.3     Bonus Compensation.  At least annually, the Compensation
Committee of the Board shall review Employee's performance and cause the Company to award Employee a cash bonus which the Board shall reasonably determine as fairly compensating and awarding Employee for service to the Company and/or as an incentive for continued service to the Company pursuant to the Company's incentive compensation plan. The amount of such cash bonus is dependent on, among other things, the achievement of certain performance levels by the Company. The amount, if any, of such bonus shall be determined in the sole and absolute discretion of the Compensation Committee of the Board.

         3.4 Method Of Payment. The monetary compensation payable to Employee hereunder may be paid in whole or in part, from time to time, by the Company, its subsidiaries and/or its affiliates, but shall at all times remain the responsibility of the Company.

  4.     DUTIES

         4.1 Service. Employee shall serve as Chairman of the Board, President and Chief Executive Officer of the Company. At the request of the Board, subject to shareholder approval when required, Employee shall serve as a director and/or officer of such of the Company's subsidiaries and/or affiliates as the Board may request. Employee may, at his discretion, serve the Company in other offices and capacities in addition to the foregoing, but shall not be required to do so. In the event the Company and Employee voluntarily agree that Employee shall terminate his service in any one or more of the aforementioned capacities, or Employee's service in one or more of the aforementioned capacities is terminated, Employee's compensation, as specified in this Contract, shall not be diminished or reduced in any manner.

         Any change of Employee's status as an officer of the Company as herein provided or any material decrease in Employee's authority or responsibilities hereunder, without Employee's written consent, shall, at Employee's election, constitute a material breach of this Contract and immediate termination without cause of Employee's employment hereunder.

         4.2 Devotion Of Time and Effort. Employee shall use his good faith best efforts and judgment in performing his duties as required hereunder and to act in the best interests of the Company. Employee shall devote such time, attention and energies to the business of the Company as are reasonably necessary to satisfy Employee's required responsibilities and duties hereunder.

         4.3 Other Activities. Employee may engage in other activities for his own account during the term of this Contract including charitable activities, community activities and/or other activities, subject to Section 7.

         4.4 Vacation. It is understood and agreed that Employee shall be entitled to four (4) weeks vacation per year. During such vacation periods, Employee shall not be relieved of his



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duties under this Contract and there will be no abatement or reduction of
Employee's compensation hereunder.

         4.5 The Company's Obligations. The Company shall provide Employee with any and all necessary or appropriate current financial information and access to current information and records regarding all material transactions involving the Company and/or its subsidiaries and/or affiliates, including but not limited to acquisition of assets, personnel contracts, dispositions of assets, service agreements and registration statements or other state or federal filings or disclosures, reasonably necessary for Employee to carry out his duties and responsibilities hereunder. In addition, the Company agrees to provide Employee, as a condition to his services hereunder, such staff, equipment and office space as is reasonably necessary for Employee to perform his duties hereunder.


5.       TERMINATION.

         5.1 By Company Without Cause. The Company may terminate this Contract without "cause" (as that term is hereinafter defined), provided that the Company first delivers to Employee the Company's written election to terminate this Contract at least ninety (90) days prior to the effective date of termination.

         5.2     Severance Payment

                 (a) Amount. In the event the Company terminates Employee's services hereunder pursuant to Section 5.1, Employee shall continue to render services pursuant hereto until the date of termination and shall continue to receive compensation, as provided hereunder, through the termination date. In addition to other compensation payable to Employee for services through the termination date, the Company shall pay Employee, as a single severance payment, an amount equal to three times the Employee's average annual Base Compensation paid hereunder for the preceding thirty-six month period (or, if Employee has been employed less than thirty-six months, the average annual Base Compensation for the period employed) (the "Severance Amount").

                 (b) Limitation. The foregoing notwithstanding, the total of such severance payments shall be reduced to the extent that the payment of such amount would cause Employee's total termination benefits (as determined by Employee's tax advisor) to constitute an "excess" parachute payment under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and by reason of such excess parachute payment Employee would be subject to an excise tax under Section 4999(a) of the Code, but only if Employee determines that the after-tax value of the termination benefits calculated with the foregoing restriction exceed those calculated without the foregoing restriction.

         5.3 By The Company For Cause. The Company may terminate Employee for cause at any time, upon written notice. For the purposes hereof, "cause" shall mean:



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                          (a)     Employee's conviction for commission of a
         felony; or

                          (b) Employee's conviction for the crime of theft, embezzlement or misappropriation against the Company; or

                          (c) The final determination by a court of competent jurisdiction or by the Board that Employee has materially breached Section 4, Section 6 or Section 7 of this Contract, if such breach is incurable; or, if curable, a determination that Employee had been given reasonable opportunity to cure and has not done so; or

                          (d)   Employee's death or permanent disability.

         In the event Employee is terminated for cause pursuant to this Section 5.3, Employee shall have the right to receive his compensation as otherwise provided under this Contract through the effective date of termination. Employee shall have no further right to receive compensation or other consideration from the Company, or have any other remedy whatsoever against the Company, as a result of this Contract or the termination thereof.

         The foregoing notwithstanding, in the event Employee is terminated by reason of his permanent disability (but not death), the Company shall immediately pay Employee a single severance payment equal to the Severance Amount. Said payment shall be in addition to any disability insurance payments or other compensation earned hereunder.

         5.4 Employee's Termination For Cause. Employee may terminate this Agreement at any time if:

                          (a) The Company is in material breach of its obligations hereunder; and

                          (b) Either such breach is incurable or, if curable, has not been cured within fifteen (15) days following receipt of written notice by Employee to the Company of such breach by the Company.

         In no event, however, may the Employee terminate this Agreement without providing the Company with at least ten (10) days' written notice of his intent to terminate this Agreement. In the event that Employee terminates this Contract pursuant to this Section 5.4, Employee shall have the same rights and remedies against the Company as he would have had if the Company had terminated his employment without cause pursuant to Section 5.1 (including the right to payment under Section 5.2).

         5.5 Employee's Voluntary Termination. Employee may, at any time, terminate this Contract without cause upon written notice delivered to the Company at least ninety (90) days prior to the effective date of termination. In the event of such voluntary termination Employee



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shall have the right to monetary compensation as provided hereunder through the effective date of termination, but shall have no further right to compensation thereafter.

         The Company and Employee shall not have any further right or remedy against one another in the event Employee terminates this Contract pursuant to this Section 5.5 except as provided in Sections 6, 7, 8 and 9 hereof which shall remain in full force and effect.

         5.6 Change of Control. The Employee may terminate his employment under this Agreement any time within two (2) years after a "change in control" of the Company. For purposes of this Agreement, a "change in control" shall be deemed to have occurred upon (a) the acquisition by any person of 50% or more of the stock of the Company, (b) a change in majority of the members of the Board in connection with a tender offer, merger, sale of assets, etc., (c) the sale of all or substantially all of the Company's assets or (d) a dissolution or liquidation of the Company. In the event Employee terminates his employment within two (2) years after a change in control, Employee shall continue to render services pursuant hereto until the date of termination and shall continue to receive compensation, as provided hereunder, through the termination date. In addition to other compensation payable to Employee for services through the termination date, the Company shall pay Employee, as a single severance payment, an amount equal to the Severance Amount.


6.       UNFAIR COMPETITION

         6.1 Trade Secrets. During the term of employment under this Contract, Employee will have access to and become acquainted with various information not generally available to the public consisting of records, documents, drawings, specifications, customer lists, procedural and operational manuals and information, financial records and accounts, projections and budgets, and similar information, all of which are owned by the Company and regularly used in the operation of the Company's business. Such assets of the Company are secret, are not generally available to the public and give the Company an advantage over competitors who do not know of or use such information. Employee agrees such information and documents constitute "trade secrets" of the Company. All such information and documents relating to the business of the Company, whether they are prepared by Employee or come into Employee's possession in any other way, are owned by the Company, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever, without prior written consent of the Company.

         6.2 Misuse Of Trade Secrets. Employee covenants that he shall not misuse, misappropriate or disclose any of the trade secrets described above, directly or indirectly, or use them in any way, either during the term of this Contract or at any time thereafter, except as required in the course of his employment with the Company, unless such action is either previously agreed to in writing by the Company or required by law.



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         6.3     Non-Disclosure Of Trade Secrets.  Employee acknowledges and agrees that the sale or unauthorized use or disclosure of any of the Company's trade secrets, as above described, including information concerning the Company's current, future and/or proposed work, services or investments, the fact that any such work, services or investments are planned, under consideration, or under negotiation, as well as any descriptions thereof, constitute "unfair competition". Employee promises and agrees not to engage in any unfair competition with the Company, either during the term of this Contract or at any time thereafter.


7.       NON-COMPETITION DURING EMPLOYMENT

         7.1 Competitive Activities. During the term of this Contract, Employee shall not, without the Company's prior written consent, directly or indirectly, whether or not for compensation, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in, or render, directly or indirectly, any services in connection with any business that is in competition, in any manner whatsoever, with the business of the Company. In addition, Employee shall not directly or indirectly acquire, hold or retain any material interest in any business competing with or of similar nature to the business of the Company except as provided in Section 4.3.

         7.2 Exceptions. The foregoing shall exclude, however, (i) the expenditure of a reasonable amount of time for educational, charitable and/or professional activities, and; (ii) participation in activities based in or related to investments of Employee which were owned prior to employment hereunder, including association with Candlewood, or any successor to the business or assets of the Company, Doubletree or Innkeepers, provided such activities do not materially interfere with the services required under this Contract, none of which shall be deemed a breach of this Contract.

         7.3 Passive Investments. During the term of this Contract and for two years thereafter, except with respect to passive investments in lodging companies and hotel properties, and except for those activities described in
Section 7.2 hereof, Employee shall not engage in the acquisition, development, operation or management of other mid-priced extended-stay hotels outside of the Company.


8. SOLICITATION OF EMPLOYEES. During the term of his employment with the Company, and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, make known to any person, firm or company the substance or content of any relationship of the Company with any employee, independent contractor or provider of goods or materials to the Company. Employee agrees that he shall not solicit, take away or induce any such person to end their relationship with the Company, or to attempt to do any of the foregoing, or recruit, hire or otherwise induce any such person to perform services for Employee, or any other person, firm or company.



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9.       NON-COMPETITION AFTER TERMINATION.  Employee shall not, for a period of two (2) years following the date of termination, except with respect to passive investments in lodging companies and hotel properties and except for those activities described in Section 7.2 hereof, engage in the acquisition, founding, development, operation or management of any new hotel companies or chains other than those related to the Company, Doubletree or Innkeepers. Nothing herein shall relieve or limit Employee's obligation to comply with Sections 6, 7 and 8. The restrictions set forth in this Section shall not apply if Employee is terminated pursuant to Section 5.1.


10. INDEMNIFICATION. The Company shall indemnify Employee for all losses sustained by Employee as a direct or indirect consequence of the discharge of his duties on behalf of the Company to the fullest extent permitted under applicable law so long as Employee acted in good faith and in a manner which he believed to be in the best interests of the Company with respect to the matter giving rise to the claim or loss for which Employee seeks indemnification.


11. BUSINESS EXPENSES. The Company shall promptly, but in no event later than ten (10) days after submission of a claim of expenditure, reimburse Employee for all reasonable business expenses incurred by him in connection with the business of the Company and/or its subsidiaries and/or affiliates, upon presentation to the Company of written receipts for such expenses. Such reimbursement shall include, but not be limited to, reimbursement for all reasonable travel expenses, including all airfare, hotel and rental car expenses, incurred by Employee in travelling in connection with the business of the Company.


12.      MISCELLANEOUS PROVISIONS

         12.1 Binding Effect: Assignment. This Contract shall be binding upon and inure to the benefit of any successor or successors of the Company and the personal representatives of Employee. This Contract may be assigned by Employee only with the Company's prior written consent. The Company may freely assign this Contract to its subsidiaries or any affiliate.

         12.2 Attorney's Fees. If any legal action, arbitration or other proceeding, is brought for the enforcement of this Contract, or because of an alleged dispute, breach or default in connection with any of the provisions of this Contract, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which that party would be entitled.

         12.3 Entire Contract. This Contract constitutes the entire agreement of the parties, and supersedes all prior agreements, understandings and negotiations, whether written or oral, between the Company and Employee with respect to the employment of Employee by the Company, its



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subsidiaries and/or affiliates.  This Contract may not be changed orally, but only by agreement in writing, signed by all parties.

         12.4 Provisions Severable. In case any one or more provisions of this Contract shall be invalid, illegal or unenforceable, in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired thereby. If any provision hereof is determined by any court of competent jurisdiction to be invalid or unenforceable by reason of such provision extending the covenants and agreements contained herein for too great a period of time or over too great a geographical area, or being too extensive in any other respect, such provision shall be interpreted to extend only over the maximum period of time and geographical area, and to the maximum extent in all other respects, as to which it is valid and enforceable, all as determined by such court in such action.

         12.5 Governing Law. This Contract shall be governed by and construed under the laws of the State of California.


         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be duly executed and signed as of the day and year first above written.


                                        CANDLEWOOD HOTEL COMPANY, INC.,
                                        a Delaware Corporation



                                        By:  /s/ WARREN D. FIX
                                           ---------------------------------
                                        Name:   Warren D. Fix
                                        Title:  Executive Vice President



                                        EMPLOYEE

                                          /s/ JACK P. DeBOER
                                        -------------------------------------
                                                   Jack P. DeBoer



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